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Exhibit 10.62

                               AGREEMENT OF LEASE

This Lease Agreement made on October 5, 2005 by and between South Crater Square Associates, LLC ("Landlord"), and Star Tek USA, Inc. ("Tenant").

                                   WITNESSETH:

That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:

BASIC LEASE              SECTION 1. This Section 1 is an integral part of this
PROVISIONS               lease and all of the terms hereof incorporated into
                         this lease in all respects. In addition to the other provisions which are elsewhere defined in this lease, the following, whenever used in this lease shall have the meaning set forth in this Section, and only such meaning unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

                         (a)    DATE OF LEASE: October 5, 2005

                         (b)(1) Landlord's Overnight   (2)   Landlord's Address
                                Delivery Address:            For Rental Payment:

South Crater Square Associates, LLC         South Crater Square Associates, LLC
c/o Weinstein Management Co., Inc.          c/o Weinstein Management Co., Inc.
3951-A Stillman Parkway                     P.O. Box 31335
Glen Allen, VA  23060                       Richmond, VA  23294

                         (c)    Tenant's Mailing Address:
                                Star Tek
                                44 Cook Street
                                Denver, CO 80206
                                Attention: Mr. Grant Lomas

                         (d)    Security Deposit (Sec. 53): None.

                         (e)    Tenant's Trade Name: Star Tek USA

                         (f) Leased Premises (Sec. 2): Unit number 5-A as shown on Exhibit A, with approximately 39,600 square feet.

                         (g) Lease Term ("term" or "term of this lease") (Sec. 4): Seven (7) years and nine (9) months.

                         (h) Fixed Rent (Sec. 6): $5.25 per square foot, which is $207,900 per annum, payable in equal monthly installments, in advance at the rate of $17,325 per month.

                         (i)    Annual rent escalation: None.

                         (j) Permitted Use (Sec. 22): General office, call center and any other legally permitted use.

                                Exclusive use:  See Section 22.

                         (k) Estimated Tax Charge (Sec. 12): $13,188.00 per annum, payable in equal installments, in advance, at the rate of $1,099.00 per month, subject to annual adjustments. This charge is based on 39,600 square feet or approximately 46.59% of the total Taxes, as defined in
                                Section 12, computed and payable monthly, in advance.

                         (l)    Estimated Insurance Charge (Sec. 12):
                                $5,688.00 per annum, payable in equal
                                installments, in advance, at the rate of $474.00 per month, subject to annual adjustments. This charge is based on 39,600


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                                square feet or approximately 46.59% of the
                                total insurance charge, as defined in Section 12, computed and payable monthly, in advance.

                         (m)    Estimated Common Area Charge (Sec. 34):
                                $16,800.00 per annum payable in equal
                                installments, in advance, at the rate of $1,400.00 per month, subject to annual adjustment. This charge is based on 39,600 square feet or approximately 46.59% of the total Operating Costs, as defined in Section 34, computed and payable monthly, in advance.

                         (n)    Estimate Water/Sewer charge (Sec. 47):
                                $1,032.00 per annum payable in equal
                                installments, in advance, at the rate of $86.00 per month, subject to annual adjustment. This charge is based on 39,600 square feet or approximately 46.59% of the total operating costs for such utilities for the Shopping Center, computed and payable monthly, in advance.

                         (o) Exhibits: The Exhibits attached to this lease are hereby incorporated in and made a part of this lease.

                                EXHIBIT A:  Leased Premises
                                EXHIBIT B:  Shopping Center Plan
                                EXHIBIT C: Landlord's Work - Vanilla Shell
                                EXHIBIT D: Form of Subordination Attornment and Non-Disturbance Agreement

                                Fixed Rent, Common Area charge, taxes and insurance will abate in full for the first nine (9) full months of the term.

PREMISES AND             SECTION 2.  That in consideration of the rents and
IMPROVEMENTS             covenants herein set forth, Landlord hereby leases to
                         Tenant, and Tenant rents from Landlord, the premises containing approximately 39,600 square feet,
                         (hereinafter called the "Leased Premises"), as shown as unit number 5-A outlined on a drawing identified by the parties as "Exhibit A", a copy of which is attached hereto and made a part hereof, and located in the Shopping Center known as Pinehill Plaza Shopping Center
                         (hereinafter called the "Shopping Center"), a diagram of which is shown as "Exhibit B" attached hereto and made a part hereof. The exact dimensions of the Leased
                         Premises are subject to final measurement and verification by an architect acceptable to Landlord and Tenant. If the area of the Premises is different from 39,600 square feet or if the Shopping Center is ever enlarged, the amounts based on their areas will be changed. Landlord represents and warrants to Tenant that the Premises may lawfully be used by Tenant for the Permitted Use described in Section 1, and if there is no agreement affecting Landlord or the Shopping
                         Center or any part of it, that limits or affects that use, Landlord represents and warrants that on the date on which it completes its improvement of the Premises, the Premises will comply fully with all federal, state, and local laws, including without limitation laws related to Hazardous Materials described in Section 58 and ADA described in Section 59.

TITLE; SUBORDINATION     SECTION 3. Landlord hereby warrants that Landlord and
                         no other person or corporation has the right to lease the premises demised. During the term hereof and as long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Leased Premises without hindrance on the part of Landlord or anyone claiming by, through or under Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession against the claims of all persons, claiming by, through or under Landlord. However, Tenant's rights under this Lease Agreement may at the sole option of the Landlord be subordinated to the operation and effect of any mortgage, deed of trust or other similar security instrument now or hereafter placed upon the Shopping
                         Center, or any part or parts thereof, by Landlord, so long as Tenant and the holder of such instrument enter into a subordination, non-disturbance and attornment agreement in form and substance acceptable to Tenant
                         (an "SNDA").

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                         Tenant agrees that upon the request of Landlord it will
                         subordinate this lease to the lien of any present or future mortgage, deed of trust or similar security instrument upon the demised premises or the Shopping Center, irrespective of the time of execution or time of recording of any such security instrument and agrees to execute, acknowledge and deliver all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination, so long as Tenant and the holder of such instrument enter into a subordination, non-disturbance and attornment agreement in form and substance acceptable to Tenant (an "SNDA"). Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney in fact of Tenant, in Tenant's name. The word "mortgage" as used herein includes mortgages, deed of trust, other similar security instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. Tenant agrees that the form of SNDA attached hereto as Exhibit D is an SNDA acceptable in form and substance to Tenant.

                         Within thirty (30) days of execution of the Lease Agreement, Landlord shall deliver to Tenant a reasonably acceptable non-disturbance agreement executed by its mortgagee.

TERM SECTION 4. The term of this lease shall commence on the earlier of (a) the date on which Tenant's improvements to the Leased Premises are substantially complete or
                         (b) one-hundred and twenty (120) days after the date of execution of this lease. The lease term shall be for a period of seven (7) years and nine (9) months plus the part of a month, if any, from the date of commencement of the term to the first day of the first full calendar month in the term. Each of the parties hereto agrees, upon demand of the other, to execute a declaration in recordable form expressing the commencement and termination dates of the term as soon as the commencement date has been determined.

                         Renewal Option. Provided Tenant is not in default under any of the terms and provisions of this Lease after the giving of notice and the passage of any required cure periods or the Tenant is otherwise endeavoring in good faith to cure such default, Tenant shall have one (1) renewal option period of five (5) years. All terms and conditions of this Lease shall remain in full force and effect during the renewal option period, except for the payment of Fixed Rent, which shall be $6.00 per square foot per year. To exercise the option period, Tenant shall deliver to Landlord written notice one hundred eighty (180) days prior to the expiration of the term of its intent to exercise its option to renew this Lease. Absent such timely delivery of notice to exercise an option period, this Lease shall terminate automatically without further notice or action upon the expiration of the then current term.

TERMINATION              SECTION 5. This lease and the tenancy hereby created
                         shall cease and terminate at the end of the original term hereof, or any extension or renewal thereof, without the necessity of any notice from either
                         Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given.
                         For the period of six (6) months prior to the expiration of the original term of this lease or any renewal or extension thereof, Landlord shall have the right to display on the exterior of the premises (but not in any window or doorway thereof) the customary sign "For Rent," and during such period Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day during which Tenant shall be open for business, with the consent of the tenant as long as consent is not unreasonably withheld.

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RENTALS PAYABLE          SECTION 6. Tenant covenants and agrees to pay Landlord,
                         as Fixed Rent for the Leased Premises, the sum of $5.25 per square foot per year. Fixed Rent, Common Area charge, taxes and insurance will abate in full for the first nine (9) full months of the term.

Fixed Rent               SECTION 7. The Fixed Rent shall be payable, without
                         previous demand and without any setoffs or deductions whatsoever except as provided in this lease, in equal monthly installments in advance on the first day of each calendar month during the term, the first such payment to include any prorated Fixed Rent for the period from the date of the commencement of the term to the first day of the first full calendar month in the term.

                         SECTION 8.  INTENTIONALLY OMITTED.

"RENTAL YEAR" DEFINED    SECTION 9. The first "rental year" shall commence on
                         the first day of the term and shall end at the close of the last day of the twelfth full calendar month following thereafter; thereafter the rental year shall consist of periods of twelve full calendar months or, at the end of the term, the portion of such twelve calendar months included in the term.

                         SECTION 10.  INTENTIONALLY OMITTED.

                         SECTION 11.  INTENTIONALLY OMITTED.

TAXES AND INSURANCE      SECTION 12. Throughout the term of this lease, Tenant
                         agrees to pay to Landlord, as additional rental each Rental Year, a pro rata share of the following expenses, which pro rate shall be computed by multiplying such expenses by a fraction having as its numerator the Floor Area of the Demised Premises and as its denominator the Floor Area of all the enclosed areas of the Shopping Center available for exclusive use and occupancy by Tenants of the Shopping Center, whether or not open for business.

                         (i) All real estate taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Demised Premises or the Shopping Center provided, however, that nothing contained in this Section shall be construed to obligate Tenant to pay any inheritance, estate, succession, transfer, gift, or corporation tax that is or may be imposed upon Landlord.

                         (ii) All taxes or excises on rent or any other tax, levy or charge however described levied against the Landlord by the Federal Government, the State of Virginia or any political subdivision of the State of Virginia on account of rentals or other charges payable to Landlord hereunder or based upon the parking facilities and/or the number of parking spaces provided by the Landlord hereunder or based upon the parking facilities and/or the number of parking spaces provided by the Landlord in the Shopping Center.

                         (iii) The cost to Landlord of insurance obtained by Landlord pursuant to Sections 34 and 38 hereof; provided, however, that in no event shall the Tenant be required to pay any portion of such taxes or insurance covering a taxable or insured period ending prior to the delivery of the Demised Premises to the Tenant and such payment is further abated according to Section 1.

                         Such additional rent for the partial Rental Year of the term hereby shall be prorated per diem. Landlord shall submit to Tenant annually a written statement setting forth the amount of such expenses and showing in reasonable detail the manner in which they have been computed.

                         The charges to Tenant under this Section shall be computed on a basis of twelve (12) consecutive calendar months commencing and ending on such dates as may be designated by Landlord and shall be paid by Tenant in monthly installments on the first day of each calendar month in an amount as

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                         set forth in Section 1, as adjusted to actual expenses
                         per the terms of this Lease. Landlord shall make available for Tenant's inspection during normal business hours at the office of the Landlord, Landlord's records relating to the taxes and insurance for such preceding period. On Tenant's request, Landlord shall provide Tenant with supporting documentation for any element of taxes or insurance passed through to Tenant under this Section.

                         Within sixty (60) days after the end of each Rental Year, or such other twelve (12) month period designated by Landlord, Landlord shall submit to Tenant a written statement setting forth the amount of such expenses and showing in reasonable detail the manner in which they have been computed and the calculation of Tenant's prorata share. Within thirty (30) days after receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord as the case may require. In the event any repayment is due to Tenant, then Tenant may take a credit on Tenant's next succeeding monthly installment. At the time the aforementioned annual adjustment is made, Tenant's subsequent monthly tax or insurance contributions shall be adjusted so that each monthly installment equals one-twelfth of Tenant's adjusted annualized contribution.

                         SECTION 13.  INTENTIONALLY OMITTED.

ADDITIONAL RENTALS       SECTION 14. Tenant will promptly pay all rentals herein
                         prescribed when and as the same shall become due and payable. If Landlord shall pay any monies, or incur any expenses in correction of the violation of covenants herein set forth, the amount so paid or incurred shall, at Landlord's option, and on notice to Tenant, be considered additional rentals payable by Tenant with the first installment of rental thereafter to become due and payable, and may be collected or enforced as provided by law in respect of rentals.

PAYMENTS AT OFFICE OF    SECTION 15. All rentals payable and all statements
LANDLORD                 delivered by Tenant to Landlord under this Agreement
                         shall be paid and delivered to South Crater Square
                         Associates, LLC, c/o Weinstein Management Co., Inc.,
                         P.O. Box 31335, Richmond, VA 23294, or to such other address as Landlord may direct by written notice.

NOT A JOINT VENTURE      SECTION 16. Any intention to create a joint venture or
                         partnership relationship between the parties hereto is hereby expressly disclaimed.

IMPROVEMENTS             SECTION 17. Prior to commencement of the term, Landlord
                         agrees to provide, at its expense, the Improvements to the Leased Premises substantially in accordance with the general description of the improvements to be provided by Landlord as set forth in "Exhibit C" hereto. Any other improvements to the Leased Premises shall be provided by Tenant at its sole expense.

                         Landlord and Tenant are each responsible for obtaining plans and bids for the work for which each is responsible for performing. Landlord and Tenant shall agree on one contractor to perform both Landlord's and Tenant's work. Landlord and Tenant shall establish a mutually agreeable construction schedule and completion date for all improvements to the Leased Premises. Tenant shall execute a contract with the contractor, monitor the construction progress, maintain a log of changes and execute change orders approved by Landlord (if the change order relates to Landlord's work) and prepare a punchlist a substantial completion.

DRIVEWAYS AND PARKING    SECTION 18. Landlord agrees to provide hard surfaced
AREAS                    parking areas with adequate drainage and lighting
                         facilities, including footways and necessary access roads within the Shopping Center. Landlord represents that there are at least 320 non-reserved parking spaces in the parking lot for the Shopping Center that are available for use.

                         SECTION 19. On or before the commencement of the Term, Tenant will

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                         substantially complete and fixture the Leased Premises.
                         Tenant shall obtain the prior written approval of Landlord to all plans and specifications for work upon the Leased Premises whether interior, exterior, structural, mechanical, electrical or otherwise. Once construction plans and specifications shall have been submitted to and approved in writing by Landlord, Tenant must construct its improvements in strict conformity therewith. If, during the course of construction, Tenant desires any changes in the approved plans or specifications, such changes must also first be submitted to and approved by Landlord.
                         All Tenant's work, as herein provided, shall be done at the sole cost and expense of Tenant, in accordance with all applicable laws and governmental regulations.

                         Furthermore, Tenant shall obtain and furnish satisfactory evidence of such builder's risk, and other usual and customary insurance policies, or such policies as Landlord or Landlord's mortgage lender may require throughout the period of Tenant's construction, which policies shall be in form, content, and with such limits as Landlord and/or Landlord's mortgage lender may require. Said policies shall name Landlord, Landlord's mortgage lender, and Landlord's Agent as additional named insureds, as their respective interests may appear.

                         Tenant hereby indemnifies and saves Landlord, its Partners and agent harmless from and against any and all manner of claims for liens, wages, or materials, or for damages to persons or property caused during the making of or in connection with said building construction, including but not by way of limitation, mechanics' liens claims, which latter claims Tenant shall bond off within ten (10) business days.

UNAVOIDABLE DELAYS       SECTION 20. The obligations of the Landlord and of
                         Tenant, respectively, under Sections 4, 17, 18, and 19 hereof, are subject to unavoidable delays due to labor disputes, acts of God or the public enemy, governmental regulations or controls, fire or other casualties or other conditions or causes beyond the reasonable control of the parties.

TRADE FIXTURES           SECTION 21. All trade fixtures and apparatus installed
                         by Tenant in the Leased Premises except such as may be the property of Landlord shall remain the property of the Tenant and shall be removable from time to time and also at the expiration of the term of this lease or any renewal or extension thereof, or other termination thereof, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Agreement; otherwise Landlord shall have a lien on said fixtures or apparatus as security against loss and damage resulting from defaults by Tenant. Tenant shall repair and restore the Leased Premises following the removal or replacement of its trade fixtures whether during or at the termination of this lease.

USE OF PREMISES          SECTION 22. The Leased Premises shall be used by tenant
                         solely for the purpose of conducting therein the business as set forth in Section 1.

                         Exclusive use: During the initial lease term and any extensions, Landlord agrees not to allow any space at the Shopping Center to be used or occupied by another call center company.

PROMPT OCCUPANCY AND     SECTION 23. Tenant will not use, or permit or suffer
USE                      the use of, the Leased Premises for any other business
                         or for residential purposes, and will conduct business on the premises in its own name unless and until the use of some other name is approved in writing by Landlord. Tenant will not permit, allow, or cause any public or private auction sales to be conducted on or from the Leased Premises.

OPERATION BY TENANT      SECTION 24. Tenant will keep the inside and outside of
                         all glass in the doors and windows of the Leased
                         Premises clean; will keep all exterior surfaces clean;
                         will replace promptly at its own expense with glass of like kind and quality any plate glass or window glass of the Leased Premises

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                         which may become cracked or broken, unless by fire;
                         will not, without the consent in writing of Landlord, place or maintain any merchandise or other articles in any vestibule or entry of the premises, on the front walks adjacent thereto, or elsewhere on the exterior thereof; will maintain the premises and the sidewalks abutting the premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; will not permit undue accumulations of garbage, trash, rubbish and other refuse in the Premises, but will remove the same at its own expense, and will keep such refuse in rat-proof containers within the interior of the premises until called for to be removed; will not use or permit the use of any pool table, foosball, air hockey, video, pinball or similar arcade type games; will not use or permit the use of any television or apparatus or musical instruments for sound reproduction or transmission in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Leased Premises or disturb the other tenants of the Shopping Center; will not commit any acts which will increase Landlord's rate of insurance; will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the premises; will not cause or permit objectionable odors to emanate or be dispelled from the premises; will comply with all laws and ordinances and valid rules and regulations of governmental authorities, and all recommendations of the applicable Fire Insurance Rating Bureau, with respect to the use or occupancy of the premises by Tenant.

EXTERIOR REPAIRS         SECTION 25. Landlord will keep the exterior of the
                         Shopping Center, including without limitation the exterior walls, roofs, common areas, driveways, parking areas, and sidewalks, except any doors, windows and glass in the Premises, in repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant, in which event Tenant shall be responsible therefor.
                         Except as set forth in Sections 26 and 27 of this Lease, Landlord shall be under no other liability for repair, maintenance, alteration or any other action with reference to the Leased Premises or any part thereof, or plumbing, heating, electrical, air conditioning or other mechanical installation therein.
                         Landlord is expressly exculpated from any damage caused to Tenant's fixtures, inventory, and/or decor caused by leakage from any pipe, or from leakage in the roof.

INTERIOR REPAIRS; END    SECTION 26. Tenant will keep the interior of the
OF THE LEASE TERM        premises, together with all electrical, plumbing, and
                         other mechanical installations, therein in good order and repair at its own expense; and will surrender the Leased Premises at the expiration of the term or at such other time as it may vacate the premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear. Tenant will not overload the electrical wiring serving the premises or within the premises, and will install at its own expense, but only after obtaining Landlord's written approval, any additional electrical wiring which may be required in connection with Tenant's apparatus.

                         Notwithstanding the foregoing, however, Landlord guarantees that the electrical and plumbing systems and equipment serving the Leased Premises (except any electrical and plumbing systems installed by Tenant as part of its improvements to the Leased Premises) are in good working condition on the Lease Commencement Date. Landlord shall be responsible for all capital repairs or replacements related to those systems, unless such are repairs or replacements are necessitated by Tenant's negligence or willful acts. If Landlord fails to perform any of its obligations in this Section and Landlord fails to initiate efforts within ten (10) days after Landlord's receipt of written notice from Tenant to promptly cure such failure, Tenant may, but will not be obligated to, perform Landlord's obligations on Tenant's behalf and Tenant may invoice Landlord for the cost of such repairs plus interest at the rate of ten percent (10%) per annum.

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HEATING VENTILATING      SECTION 27.  Tenant, at its sole cost and expense,
AND AIR CONDITIONING     shall operate, maintain and repair the heating,
                         ventilating and air conditioning (HVAC) system including the making of all necessary replacements thereto throughout the term of this lease and any renewal thereof. Tenant shall pay for all fuel, water, gas and electricity consumed in such operation. During the entire term hereof, Tenant agrees to contract for the regular maintenance and repair of the heating, ventilating and air conditioning equipment with a reputable service contractor acceptable to Landlord and to provide an executed copy of such agreement to Landlord.

                         Notwithstanding the foregoing, however, Landlord guarantees that the HVAC systems and equipment serving the Leased Premises (except any HVAC systems installed by Tenant as part of its improvements to the Leased Premises) are in good working condition on the Lease Commencement Date. Landlord shall be responsible for all capital repairs or replacements related to those systems, unless such repairs or replacements are necessitated by Tenant's negligence or willful acts. If Landlord fails to perform any of its obligations in this Section and Landlord fails to initiate efforts within ten (10) days after Landlord's receipt of written notice from Tenant to promptly cure such failure, Tenant may, but will not be obligated to, perform Landlord's obligations on Tenant's behalf and may invoice Landlord for the cost of such repairs or replacement plus interest at the rate of ten percent (10%) per annum.

                         If utilities to the Premises are interrupted for more than three (3) consecutive business days as a result of the negligent act or omission of Landlord, its agents, employees, or contractors, Tenant will have the right to abate rent from the beginning of the interruption of such services until full resumption of them. If such interruption continues for thirty (30) consecutive days, Tenant will have the right to terminate this lease without liability upon ten (10) days' notice, so long as such interruption has not been cured before such termination date.

DAMAGES TO PREMISES      SECTION 28. Tenant will repair promptly at its own
                         expense any damage, including that from forced entry, to the Leased Premises caused by the bringing into or taking out of the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees, or contractors and in default of such repairs by Tenant, Landlord may make the same and Tenant agrees to pay the cost thereof to Landlord promptly upon Landlord's demand therefor.

ALTERATIONS BY TENANT    SECTION 29. Tenant will not alter the storefront of the
                         leased premises and will not make any structural or non-structural alteration or addition to the Leased
                         Premises or any part thereof, or the Shopping Center without first obtaining Landlord's written approval, which will not be unreasonably denied, conditioned or delayed; and Tenant agrees that any improvements made by it shall immediately become the property of the Landlord and shall remain upon the premises in the absence of agreement to the contrary. Tenant further may install fixtures, apparatus and equipment of any kind to any part of the premises without first obtaining Landlord's written consent. In the event
                         Tenant performs any initial improvements or subsequent alterations or repairs to the Leased Premises, Tenant shall do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Leased Premises. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and canceled within ten (10) days after the date of filing thereof, or, Tenant shall furnish such security by surety bond or otherwise as may be necessary to release the same as a lien against the real property.
                         At the expiration of the Lease, Tenant shall remove at its expense, all alterations and additions which were made in the demised premises or the Shopping Center by the Tenant after the initial preparation of the Premises and which are designated by the Landlord for removal at the time Lessee requests Lessor's consent to them. Tenant shall repair, at its expense, any damage caused by removal of the alterations and additions.

PAINTING AND DECORATION  SECTION 30. Tenant will not paint or decorate any part of the exterior of the Leased Premises without first obtaining Landlord's written approval of such painting or decoration.

                         SECTION 31.  INTENTIONALLY OMITTED

ROOF AND WALLS           SECTION 32. So long as Landlord does not unreasonably
                         interfere with the operation of Tenant's business, Landlord shall have the exclusive right to use all or any part of the roof of the premises for any purpose;
                         to erect on the roof to the Leased Premises other structures; and to erect in connection with the construction thereof of temporary scaffolds and other aids to construction on the exterior of the premises, provided that access to the premises shall not be denied. Tenant further agrees that Landlord may make any use it desires of the side or rear walls of the premises, provided that there shall be no encroachment upon the interior of the Leased Premises.

COMMON FACILITIES        SECTION 33. Landlord grants to Tenant during the term
                         the right of non-exclusive use, in connection with others, of all automobile parking areas within the Shopping Center for the accommodation and parking of passenger automobiles of Tenant's customers. All parking areas, access roads and facilities which may be furnished by Landlord in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks, and ramps, landscaped areas, retaining walls, lighting facilities, public telephone facilities and other areas and improvements which may be provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section. Landlord shall have the right to police the same. Landlord shall have the right from time to time to change the area, location and arrangement of parking areas and other facilities referred to in this Section 33, to change truck routes to such extent as the Landlord may desire, provided that the Leased Premises are adequately served by the new route; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to construct surface or elevated parking areas and facilities; to establish and from time to time change the level or parking surfaces; to close all or any portion of said areas or facilities to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view of the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers.

                         Landlord reserves the right in its sole discretion from time to time to change, rearrange, alter or modify any or all of the facilities designed for the common use and convenience of all tenants so long as adequate facilities in common are made available to the Tenant herein.

EXPENSES OF COMMON       SECTION 34.  Landlord, will, at its expense (subject to
FACILITIES               the reimbursement provisions hereinafter set forth),
                         operate and maintain the common facilities referred to in Section 33. In each rental year Tenant will pay to Landlord such proportion of Landlord's operating costs related to maintaining the common facilities as the gross floor area of the premises leased hereby bears to the total gross floor area of all stores in the Center.

                         For the purposes of this Section, Landlord's operating costs in connection with the common facilities of the shopping center buildings shall be those of operating and maintaining the common facilities in a manner deemed by the Landlord reasonable and appropriate and for the best interest of the tenants in the Center, including without limitation, all cost and expense of operating, repairing, lighting, cleaning, painting, striping, insuring, removing of snow, ice, debris, maintaining landscaped areas, policing, inspecting and all costs and expense of replacement of paving, curbs, walkways, landscaping, draining and lighting facilities, plus an administrative cost of fifteen percent (15%) of all such Operating Costs.

                         The charges to Tenant under this Section shall be computed on a basis of twelve (12) consecutive calendar months commencing and ending on such dates as may be designated by Landlord and shall be paid by Tenant in monthly installments on the first day of each calendar month in an amount as set forth in Section 1 and adjusted to actual expenses per the terms of this Lease. Landlord shall make available for Tenant's inspection during normal business hours at the office of the Landlord, Landlord's records relating to the Operating Costs of the common facilities for such preceding period. On Tenant's request, Landlord shall provide Tenant with supporting documentation for any element of the common facility expenses or other charges passed through to Tenant under this Lease.

                         Within sixty (60) days after the end of each Rental Year, or such other twelve (12) month period designated by Landlord, Landlord shall submit to Tenant a written statement setting forth the amount of such expenses and showing in reasonable detail the manner in which they have been computed and the calculation of Tenant's prorata share. Within thirty (30) days after receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord as the case may require. In the event any repayment is due to Tenant, then Tenant may take a credit on Tenant's next succeeding monthly installment. At the time the aforementioned annual adjustment is made, Tenant's subsequent monthly operating cost contributions shall be adjusted so that each monthly installment equals one-twelfth of Tenant's adjusted annualized contribution.

                         No more than once each year, Tenant and/or Tenant's representatives shall have the right following reasonable notice to Landlord to inspect and audit Landlord's books and records pertaining to common facility expenses and any other charges passed through to Tenant under this Lease. Such inspection or audit shall take place at Landlord's principal office for the Shopping Center. In the event any such inspection or audit indicates that Tenant has overpaid any charges under this Lease by more than five percent (5%), Landlord shall pay Tenant's reasonable costs incurred in such inspection or audit and credit such overpayment to the next charges due Landlord under this Lease or refunded to Tenant if for the final year. At the time the aforementioned adjustment is made, Tenant's subsequent monthly common facility expenses or other contributions shall be adjusted so that each monthly installment equals one-twelfth of Tenant's adjusted annualized contribution. The provisions of this Section shall survive termination or expiration of this Lease.

PUBLIC LIABILITY         SECTION 35. Tenant will keep in force at its own
INSURANCE                expense so long as this lease remains in effect public
                         liability insurance with respect to the Leased Premises in companies and in form acceptable to Landlord, covering Tenant, Landlord, and Landlord's agents, with minimum limits of One Million Dollars ($1,000,000) on account of bodily injuries to or death of any person(s) as the result of any one accident or disaster; and property damage insurance with minimum limits of Three
                         Hundred Thousand Dollars ($300,000); and Tenant will further deposit the policy or policies of insurance or certificates thereof, with Landlord. If Tenant shall not comply with its covenants made in this Section, Landlord may, at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

INDEMNITY BY TENANT      SECTION 36. Tenant will indemnify Landlord and
                         Landlord's agents and save them harmless from and against any and all: (a) claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased
                         Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, or employees; and (b) claims, actions or demands for labor, materials or related services incurred by Tenant in connection with any work done upon the Leased Premises by Tenant or anyone claiming under Tenant so that the Leased Premises shall at all times be free of liens. If any such lien shall at any time be filed the Tenant shall either cause the same to be vacated and canceled of record within ten (10) days after the date of the filing thereof or if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by security bond or otherwise, as may be necessary or be prescribed by law to release the same as a lien against the Leased Premises or an interest thereon and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid then, and in addition to any other right or remedy of Landlord resulting from Tenant's said default, the Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay Landlord, as additional rent hereunder on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this lease, including
                         Landlord's costs, expenses and attorney's fees incurred in connection therewith. However, nothing contained herein shall imply any consent or agreement on the part of Landlord (or any ground or underlying Landlord) or Mortgagees or holders of deeds of trust upon the Shopping Center to subject to their respective estates or interests to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of work, labor, services, or materials to Tenant or anyone holding the Leased Premises or a part thereof through or under Tenant, shall have been consented to by Landlord and/or any of such parties.
                         Tenant shall further indemnify and hold Landlord harmless from and against any penalty or expense resulting from Tenant's violation of any provision of law to which the Leased Premises shall from time to time be subjected.

                         SECTION 37.  INTENTIONALLY OMITTED.

FIRE INSURANCE           SECTION 38. Tenant will not do or suffer to be done, or
                         keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, but not limited to, public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord provided Tenant is first given adequate notice of the requirements of such policies. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by tenant to be kept, in, upon or about the premises shall cause the rate of fire insurance or the insurance on the Leased Premises or other property of Landlord in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the premises for use for the purposes permitted under this Agreement or to such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand.

FIRE OR OTHER CASUALTY   SECTION 39. If the Leased Premises shall be damaged by
                         fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenable in whole or in part, Landlord shall promptly at its own expense cause such damage to be repaired, and the rent shall not be abated; if by reason of such occurrence, the premises shall be rendered untenable only in part;
                         Landlord shall promptly at its own expense cause the damage to be repaired, and the Fixed Rent shall be abated proportionately as to the portion of the premises rendered untenable; if by reason of such occurrence the premises shall be rendered wholly untenable, Landlord shall promptly at its own expense cause such damage to be repaired, and the minimum annual rent shall be abated on a pro rata basis, unless within thirty (30) days after said occurrence Landlord shall give Tenant written notice that it has elected to cancel and terminate the remainder of the demised term (together with available renewal options) in which event this lease and the tenancy hereby created shall cease as of the date of said occurrence and the Fixed Rent to be adjusted as of such date. If the damage is such that the Premises cannot be returned to their condition on the commencement of the Term within one hundred eighty
                         (180) days after their damage or destruction, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after such occurrence and if Landlord undertakes to repair such damage or destruction and Landlord does not do so within one hundred eighty (180) days after the date of such occurrence, Tenant may cancel this Lease at any time thereafter so long as such repair has not occurred.
                         Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises or the Shopping Center from causes that are included under special form insurance policies or endorsements, and Tenant waives all rights of recovery against Landlord for or arising out of damage to or destruction of Tenant's property in the Premises or the Shopping Center from such causes.
                         Landlord and Tenant each agree that they shall rely solely upon insurance obtained by them for any such losses.

CONDEMNATION             SECTION 40. If the whole or any part of the Leased
                         Premises or Shopping Center shall be taken under the power of eminent domain, then this lease shall terminate as to the part so taken on the day when
                         Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition; and the Fixed Rent shall be reduced proportionately as to the portion of the Leased
                         Premises so taken. If the amount of the Leased Premises so taken is such as to impair substantially the usefulness of the Leased Premises for the purpose for which the same are hereby leased, then either party shall have the option to terminate this lease as of the date when Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of the Landlord; provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business and for the cost of removal of stock and fixtures.

INSPECTIONS BY LANDLORD  SECTION 41. Upon twenty-four (24) hours prior written notice, Tenant will permit Landlord, its agents, employees, and contractors to enter the Leased Premises and all parts thereof during business hours to inspect the same and to enforce or carry out any provision of this Agreement.

ASSIGNMENTS & SUBLETTING SECTION 42. Tenant shall have the right to freely sublease or assign all or any portion of the space throughout the term of the lease and renewal, subject only to Landlord's approval of sub lessees and assignees, which approval shall not be unreasonably qualified, withheld, conditioned or delayed. Acceptance of rent by Landlord from an assignee or sub lessee who has not been approved by Landlord shall not waive the default created by failure to obtain Landlord's consent. As a condition of approving any proposed assignee or sub lessee, Landlord may require such financial and other information concerning the proposed assignee or sublessee that Landlord deems appropriate in order to determine sub lessee's or assignee's ability to meet its financial obligations. Approval of a proposed sublease or assignment in any one instance shall not affect Landlord's right to approve all subsequent assignments and subleases.

                         Tenant shall have the right to sublease or assign all or any portion of the Leased Premises to any wholly owned subsidiary or affiliate of Tenant, without the prior written consent of Landlord.

                         No subletting or assignment shall release Tenant from any obligation pursuant to this lease or alter the primary liability and obligation of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord shall be furnished with a duplicate executed original of all subleases and assignments.

BANKRUPTCY, ETC. OF      SECTION 43. If any sale of Tenant's interest in the
TENANT                   premises created by this Agreement shall be made under
                         execution or similar legal process, or if Tenant shall be adjudicated to be bankrupt or insolvent, and such adjudication is not vacated within thirty (30) days, or if a receiver or trustee shall be appointed for its business or property, and such appointment shall not be vacated within thirty (30) days, or if a corporate reorganization of the Tenant or an arrangement with its creditors shall be approved by a court under the Federal Bankruptcy Act, or if Tenant shall make an assignment for the benefit of creditors, or if in any other manner Tenant's interest under this Agreement shall pass to another by operation of law, then, in any of said events, Tenant shall be deemed to have breached a material covenant of this lease and Landlord may, at its option, re-enter premises and declare this lease and the tenancy hereby created terminated, but notwithstanding such termination Tenant shall remain liable for all rent or damages which may be due at the time of such termination and, further, shall be liable for the liquidated damages set forth in paragraph B of
                         Section 45 of this lease.

PERFORMANCE BY TENANT    SECTION 44. Tenant covenants and agrees that it will
                         perform all agreements herein expressed on its part to be performed, and that it will promptly upon receipt of written notice specifying action desired by Landlord in connection with any such covenant commence to comply with such notice to the satisfaction of Landlord within five (5) days after delivery thereof. If Tenant fails to so commence such performance then Landlord may, at its option, enter upon the premises and do the things specified in said notice, and Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand any expense incurred by Landlord in taking such action.

REMEDIES OF LANDLORD     SECTION 45. (A) If Tenant shall fail to comply with any
                         covenant or obligation hereunder, including, but not limited to, Tenant's covenant and obligation to pay rent as and when required hereunder and such failure shall continue for five (5) days after Tenant's receipt of notice of such failure, Tenant shall be automatically deemed, without any notice required, to be in default of this Agreement ("Tenant Default").
                         Upon any such Tenant Default, Landlord shall have the right, among the remedies available to it, to exercise self-help and re-enter and take possession of the Leased Premises, peaceably or by force, and remove any property found therein without any liability to Tenant for any damage thereto and without any obligation to store any such property. Landlord may exercise such self-help remedies without terminating this Lease, and the exercise of any such self-help shall not be deemed a termination of this Lease. However, nothing herein shall prohibit Landlord, upon a Tenant Default, from declaring this Agreement and the tenancy created terminated. In such event, Landlord will so notify
                         Tenant, in writing, that the Agreement is terminated in accordance with one of the agreed methods for delivering notice to Tenant as provided hereunder. In addition, Landlord shall be entitled, upon any Tenant
                         Default, to avail itself of any other remedies available at law or in equity, including, but not limited to, the pursuit of Tenant for the collection of all sums owed under this Agreement and the recovery of the Leased Premises by way of eviction, unlawful detainer, or summary ejectment. Notwithstanding, any further or additional remedies provided to the Landlord in this Lease or otherwise available to the Landlord by law, if Tenant shall violate its obligation to pay rent or any additional sum due to the Landlord under this Lease and such failure shall continue for five (5) days after Tenant's receipt of notice of such failure, Tenant agrees to pay an additional sum equal to five percent (5%) of the sum so payable to the Landlord.
                         Such additional sum shall be due and payable as additional rent with the next installment of rent becoming due under this Lease to reimburse Landlord for the additional costs of collection.

                         In default of the payment thereof Landlord may, at its election, exercise all remedies provided herein or otherwise provided by law following Tenant's failure to pay rent.

                         (B) Tenant further agrees that in any proceeding based upon Tenant's default in performing any covenant and whether or not Landlord shall re-enter the Leased Premises, Tenant shall remain liable for any rent or damages which may be due or sustained prior thereto together with all reasonable costs, professional fees, and attorneys' fees, and any expenses incurred by Landlord in such proceedings against Tenant or in leasing the premises to another Tenant, and Tenant shall further be liable for a sum of money, as liquidated damages and not as penalty, to be calculated in the following manner: Tenant shall pay an amount of money equal to the total rent which but for such termination would have become payable during the unexpired portion of the term remaining at the time of such termination, less the amount of rent, if any, which Landlord may receive during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper. Landlord shall first be reimbursed for all costs and expenses (including legal fees and court disbursements) incurred in recovering possession of the Leased Premises together with the cost and expense of repairs, alterations, changes, real estate commissions and other costs incurred in the re-rental of the premises. Such liquidated damages shall be payable in monthly installments, in advance, on the first day of each calendar month following such termination, and continuing until the date originally fixed herein for the expiration of the then current term of this lease and any suit or action brought to collect the amount of any deficiency for any month shall not in any manner prejudice the right of Landlord to collect any deficiency for any subsequent month by a similar proceeding. Within one month after the date originally fixed herein for the expiration of the then current term of this lease, Landlord shall give a written statement to Tenant showing all sums received by Landlord by way of liquidated damages and all sums received from others to whom the premises may have been rented. In the event it appears that Tenant has paid a greater sum of money than is due, as determined by the terms of this Paragraph B of this Section 45, then, and in such event, Landlord will promptly refund to Tenant any such excess.

                         (C) No payment by Tenant or receipt by Landlord of lesser amounts than the rent (or other sum) herein stipulated shall be deemed to be satisfaction nor shall any such payment, endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to its right to recover the balance due or pursue any other remedy in this lease provided.

REMEDIES CUMULATIVE;     SECTION 46. No mention in this lease or any specific
WAIVER OF JURY TRIAL     right or remedy shall preclude Landlord from exercising
                         any other right, from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity; and the failure of Landlord to insist in any one or more instances upon a strict performance of a covenant of this Agreement or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord. Landlord and Tenant agree that in any trial or similar proceeding under this lease each shall (and hereby does) waive any right to trial by a jury as may be provided for by applicable law.

WATER, GAS, ELECTRICITY  SECTION 47. The Tenant covenants that it will promptly
& TRASH REMOVAL          pay all utility bills for utilities requested by
                         Tenant, including but not limited to, water (which may include sewer charge) telephone/data, and electricity as the same shall become due. If Landlord shall pay any monies or incur any expenses in correction of violation of Tenant's covenants herein set forth, the amounts so paid or incurred shall, at Landlord's option, and on notice to Tenant, be considered additional rentals payable by Tenant with the first installment of rental thereafter due and payable and may be collected or enforced as by law provided in respect of rentals.

                         Tenant shall also be responsible for providing for, at its sole expense, the removal of all trash from the Leased Premises.

SUCCESSOR AND ASSIGNS    SECTION 48. This Agreement and the covenants and
                         conditions herein contained, shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord.
                         If all or any part of the Landlord's interest in this lease or in the Shopping Center shall be held or owned
                         (directly, indirectly or beneficially) by or for any individual, partnership, tenancy-in-common, joint venture, corporation or trust it is agreed that no such owner, joint tenant, beneficiary, trustee, shareholder or corporate entity shall be personally responsible or liable with respect to any of the covenants, conditions or provisions of this Lease to be performed by the Landlord. In the event of a default by Landlord under this Lease, Tenant agrees that in all events Landlord's liability shall be limited to the actual equity interest of Landlord in the Shopping Center for the satisfaction of Tenant's remedies under this Lease.

NOTICES SECTION 49. All notices between Tenant and Landlord required or permitted by any provision of this Agreement shall be directed by U.S. or Certified Mail (Return Receipt Requested) or reputable overnight delivery service to the address set forth in Section 1. Notices shall be deemed to be received three (3) business days after placed in the U.S. mail and one (1) business day after delivery to an overnight delivery service.

                         Either party may, at any time or from time to time, designate by notice given as herein provided, substitute address for that set forth in Section 1. Thereafter notice shall be directed to such substitute address.

APPLICABLE LAW           SECTION 50. This Lease Agreement shall be construed
                         under the laws of the Commonwealth of Virginia.

CAPTIONS AND HEADINGS    SECTION 51. The captions and headings throughout this
                         lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this lease nor in any way affect this lease. This lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant. There are no covenants, promises, agreements, conditions and understandings, either oral or written between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by both parties.

JOINT AND SEVERAL        SECTION 52. In the event that two or more individuals,
LIABILITY                corporations, partnerships or other business
                         associations (or any combination thereof) shall sign this Lease Agreement as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease Agreement shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability then, and in the event, the liability of each such member shall be deemed to be joint and several.

                  SECTION 53. INTENTIONALLY OMITTED.

CERTIFICATE       SECTION 54. At any time after the commencement of the term of this lease and within ten (10) days after written request therefor by Landlord, Tenant agrees to deliver to Landlord or to any mortgagee a certificate stating that Tenant has entered into occupancy of the demised premises in accordance with the provisions of this lease, that this lease is in full force and effect, that Landlord has performed the construction required of Landlord and any other information reasonably requested.

AGENT SECTION 55. Landlord and Tenant acknowledge that David Johnson of Johnson Real Estate Advisors and Mark Specter of Specter Properties Inc. (collectively "Agent") are and shall be the sole exclusive brokers in connection with the lease of the premises and shall be compensated pursuant to a separate agreement between Landlord and Agent.

SIGNS &           SECTION 56. Tenant will not place or suffer to be placed or
ADVERTISING       maintained on the exterior of the Demised Premises any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration lettering or advertising matter on the glass of any window or door of the Demised
                  Premises without first obtaining the Landlord's written approval thereof. It is understood that any work of any kind made and done under this Section shall be made and done at Tenant's own cost. Tenant agrees to comply with all applicable codes and agrees to indemnify and hold Landlord harmless from any and all mechanic's liens that may be filed by reason thereof.

                  At Tenant's cost, Landlord shall permit a building sign at a mutually agreeable location as well as appropriate signage on the existing tenant panel sign on South Crater Road.

COVENANT          SECTION 57. Tenant shall do all things necessary to prevent
AGAINST LIENS     the filing of any mechanics' or other liens against the
                  Premises by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. Without limiting the generality of the foregoing, Tenant agrees that the Shopping
                  Center shall not be subject to attachment and Tenant shall include in all contracts and subcontracts for work to be performed on Tenant's behalf at the Premises provisions whereby such contractor or subcontractor acknowledges that Landlord has no liability under such contracts and subcontracts and that such contractor or subcontractor waives any right it may have to file a lien against or attach the Shopping Center. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and cancelled of record within ten (10) days after the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security as may be necessary to release the same as a lien against the real property. If Tenant fails to procure a release of such lien as prescribed in this Paragraph, Landlord shall have the right, but not the obligation, to procure a release of the lien and charge the expense incurred in so doing (including the amount of the lien) to Tenant as additional rent.

HAZARDOUS         SECTION 58. Except for products reasonably necessary and
MATERIALS         customarily associated with the use of the Premises described in Section 1 (i) of this Lease, Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of on, in or under the Premises or the property of which the Premises are a part (the "Property"), or transport to or from the Premises or the Property, any Hazardous
                  Materials (as defined below).

                  Tenant shall comply with all local, state or federal laws, ordinances or regulations relating to Hazardous Materials on, in under or about the Premises.

                  Tenant shall promptly notify Landlord should Tenant receive notice of or otherwise become aware of any (i) pending or threatened environmental regulator action against Lessee, the Premises or the Property; (ii) claims made or threatened by any third party relating to any loss or injury resulting from any Hazardous material; or (iii) release or discharge or threatened release or discharge of any hazardous Material in, on, under or about the Premises or the Property.

                  Tenant shall protect, indemnify and hold harmless Landlord, its directors, Officers, employees, agents, successors and assigns from and against any and all loss, damage, cost expense or liability (including attorney's fees and costs) directly or indirectly out of or attributable to Tenant's failure to comply with this Section 58, including without limitation (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Premises or the Property and the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the termination or cancellation of this lease for any reason.

                  Landlord shall protect, indemnify and hold harmless Tenant, its directors, officers, employees, agents, successors, and assigns from and against any and all loss, liability damage, cost expense or liability (including attorney's fees and costs) directly or indirectly out of or attributable to the presence of Hazardous Materials in the Premises or the Shopping Center unless arising from the act or omission of Tenant, its agents, employees or contractors. This indemnity shall survive the termination or cancellation of this Lease for any reason.

                  Upon 24 hours prior notice, Tenant shall permit Landlord or its agents to inspect the premises in order to confirm Tenant's compliance with this Section 58; Tenant shall also provide Landlord copies of all notices it may receive concerning the environmental condition of the Premises (or property) for any governmental agency.

                  "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances," under any applicable federal or state laws or regulations.

ADA               SECTION 59. The Shopping Center, restrooms in the Leased
COMPLIANCE        Premises and common areas of the Shopping Center shall be in compliance with the Americans with Disabilities Act of 1990
                  ("ADA") and all other applicable building codes as of the Commencement Date. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the Americans With Disabilities Act (the
                  "ADA") (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons). If the Lease provides that Tenant is to complete certain alterations and improvements to the Premises, Tenant agrees that all such work shall comply with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the premises shall comply with the ADA. Landlord and Tenant agree to indemnify the other for any costs, claims, damages, losses or expenses (including the costs of consulting and legal fees) arising out of the other's breaching its respective responsibilities for compliance with the ADA as required in this Lease. This indemnity shall survive the termination of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:

South Crater Square Associates, LLC

___________________________________       By:___________________________________
Date                                         Ivan P. Jecklin

TENANT:

Star Tek USA, Inc.

___________________________________       By:___________________________________
Date
                                          ______________________________________
                                          Title

                                    EXHIBIT A
                                 LEASED PREMISES

                                        1
                                    Exhibit A

                                    EXHIBIT B
                              SHOPPING CENTER PLAN

                                        1
                                    Exhibit B

                                    EXHIBIT C
                         LANDLORD'S WORK - VANILLA SHELL

At Landlord's Expense:

- Landlord to provide all utilities into space. Natural gas is not available.

-     Sanitary Sewer connected to toilet facilities (one location only)

-     Domestic water connected to toilet facilities (one location only)

- Install demising wall per code to roof deck. Sheetrock shall be taped/floated and ready for paint.

- Demo pegboard system from all other walls and install sheetrock where it is missing from those walls. All sheetrock shall be taped/floated/ready to receive paint.

- Remove carpet from floor. Existing VCT to remain. Floor condition to remain as is after removal of the carpets.

- ADA compliant restrooms with water heater in one location: Eight women's bathrooms and eight men's bathrooms. Location of bathrooms will based on a mutually agreed upon space plan.

-     Janitor sink and drinking fountain, if required by code.

- Replace all ceiling tiles in ceiling grid. Existing 2x4 ceiling grid shall remain as is.

- Replace all fluorescent light fixtures in ceiling grid with indirect fluorescent lights. Landlord shall provide an allowance for lighting of $110,000, or $2.75 per square foot installed. Any cost savings achieved shall benefit the Landlord.

- Heating/air conditioning capacity equal to 120 tons per 40,000 sq. ft. Landlord will need to add 45 tons of HVAC to reach this capacity. Duct system on existing units to remain as is. Duct system for new units shall be one main trunic line.

-     Power:

      - There is 1000 amp, 480 volt service for the entire former Rose's department store building, including the 12,400 square foot space occupied by Clay Home Medical.

      - Dominion Power will be able to bring additional service to the building, but this will take time and we cannot guarantee delivery within 90 days.

      - At a minimum. Landlord will provide 7 watts per square foot to the Premises.

- Junction box with pull string from storefront sign band to electrical panel.

-     Exit and emergency lighting as required by code.

- Ensure that existing main breaker panel is set up so that Tenant's electrical usage is isolated from other tenant in building.

- Landlord to provide corridor to shared warehouse area if Clay Home Medical requires a rear door to its space.

                                        1
                                    Exhibit C

                                    EXHIBIT D

             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

      THIS AGREEMENT, made and entered into as of this ___ day of ____________, ____, by and among SOUTH CRATER SQUARE ASSOCIATES, L.C., a Virginia limited liability company ("Landlord"), STAR TEK, INC. ("Tenant"), and BANK SERVICES OF VIRGINIA, INC. ("Lender").

                                    RECITALS:

      A. Landlord and Tenant have entered into that certain Lease Agreement, dated ________________________ (hereinafter referred to as the "Lease"), with respect to space in the Pinehill Plaza Shopping Center located on South Crater Road in the City of Petersburg, Virginia (hereinafter referred to as the "Premises"), said Premises more particularly described in the Lease.

      B. Lender has made a mortgage loan to Landlord, secured by a Deed of Trust and Security Agreement, which covers the property upon which the Premises are located, and an Assignment of Rents and Leases, which provides for assignment of all leases relating to the Premises, including the Lease. Said Deed of Trust and Security Agreement and Assignment of Rents and Leases are referred to herein as the "Security Instruments."

      C. The parties desire to execute this instrument to express their agreement that the Lease will be subordinate to the Security Instruments and that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien of the Security Instruments on the Premises.

                                    AGREEMENT

      NOW, THEREFORE, the parties covenant and agree as follows:

      1. The Lease shall at all times be subject and subordinate in all respects to the Security Instruments and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement.

      2. Tenant shall give prompt written notice to Lender of all defaults by Landlord of those obligations under the Lease which are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents, and Lender shall have a reasonable opportunity (but shall not be required) to cure the same.

      3. So long as Tenant is not in default in the payment of rent, additional rent or other charges or conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant's possession, enjoyment, use and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof.

      4. No person or entity who exercises a right, arising under the Security Instruments or any assignment of the Lease, to receive the rents payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease. Landlord and Tenant agree that Tenant shall make the payments to be made by Tenant under the Lease to such person or entity upon receipt of written notice of the exercise of such rights, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Such receipt of rent by any other party shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof.

      5. If the interest of Landlord shall be acquired by Lender by reason of foreclosure of its mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender succeeds to the interest of Landlord under the Lease, the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease. Tenant shall thereupon be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Lender were the landlord under the Lease. Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's succeeding to the interest of Landlord under the Lease, and Tenant hereby agrees that Lender shall not be responsible or liable in any way for any default under the Lease occurring prior to the time Lender obtains title to the leasehold estate owned by Landlord and is entitled to actual, unrestricted possession of the Premises.

                                        1
                                    Exhibit D

      6. In addition to and not in lieu of all the provisions of this Agreement, Lender shall not in any way or to any extent be:

            (a) liable for any act or omission of any prior landlord (including Landlord); or

            (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

            (c) bound by any rent or additional rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

            (d) bound by any amendment or modification of the Lease made without Lender's consent; or

            (e) in any way responsible for any deposit or security which was delivered to Landlord but which was not subsequently delivered to Lender.

      7. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or served and shall be effective upon being deposited in the United States mail, postage prepaid and registered or certified with return receipt requested; provided, however, the time period in which a response to any notice, demand, or request must be given shall commence on the date of the return receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand, or request sent. Any such notice if given to Landlord shall be addressed as follows:

            South Crater Square Associates, L.C.
            c/o Weinstein Management Co., Inc.
            3951-A Stillman Parkway
            Glen Allen, VA 23060

if given to Lender shall be addressed as follows:

            9112 Virginia Avenue
            Bassett, VA 24055

if given to Tenant shall be addressed as follows:

            Star Tek, Inc.
            100 Garfield Street
            Denver, CO 80206

or at such other address in the United States as Landlord, Lender or Tenant may by notice in writing designate for notice.

      8. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns.

                            [Signature Pages Follow]

                                        2
                                    Exhibit D

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       LANDLORD:

                                       SOUTH CRATER SQUARE ASSOCIATES, L.C.
                                       a Virginia limited liability company

                                       By: _____________________________________
                                           Marcus M. Weinstein
                                           Manager

COMMONWEALTH OF VIRGINIA

COUNTY OF HENRICO, TO-WIT:

      The foregoing instrument was acknowledged and before me this ___ day of ___________, 2005, by Marcus M. Weinstein, as Manager of South Crater Square Associates, L.C., a Virginia limited liability company.

                                       _________________________________________
                                       Notary Public

My commission expires: ________________.

                                 TENANT:

                                 Star Tek, Inc.

                                 By: ___________________________________________

                                 Its ___________________________________________

STATE OF __________________

CITY/COUNTY OF ________________, TO-WIT:

      The foregoing instrument was acknowledged and before me this ___ day of ___________, 2005, by ______________________, as ___________________ of
____________________, a ________________, on behalf of said _________________.

                                       _________________________________________
                                       Notary Public

My commission expires: ________________.

                                 LENDER:

                                 BANK SERVICES OF VIRGINIA

                                 By: ___________________________________________
                                     Phyllis Karavatakis

STATE OF _____________

                                        3
                                    Exhibit D

CITY/COUNTY OF ____________, TO-WIT:

      The foregoing instrument was acknowledged and before me this ___ day of __________, 2005, by Phyllis Karavatakis, as _____________________ of Bank
Services of Virginia.

                                       _________________________________________
                                       Notary Public

My commission expires: ________________.

                                        4
                                    Exhibit D